UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2022

Harmony Energy Technologies Corp
(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Broadway FL 23

New York, New York 10006

(Address of principal executive offices and zip code)

212-602-1188

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Harmony Energy Technologies Corp is referred herein as “we”, “our”, or “us”.

Item 1.01. Entry Into Subscription Agreements and Debt Settlement Agreements.

On September 1, 2022, Harmony Energy Technologies Corp (the “Company”) entered into 2 subscription agreements (the “Subscription Agreement”) with certain accredited investors resulting in the raise of $47,500 in gross proceeds to the Company. Pursuant to the terms of the Subscription Agreement, the Company agreed to sell, (i) in a registered direct offering priced of $0.10 per unit, an aggregate of 475,000 units (the “Units”) of the Company. Each Unit consists of one common stock of the Company and one common stock purchase warrant (“Warrant”). Each common stock, par value $0.0001 per share and (ii) Each Warrant entitles its holder to purchase one common stock at the purchase price of US$0.25 per share during a 24-month period beginning at the closing date. The Warrants will be immediately exercisable.

The Offering is expected to close on or about September 16, 2022, subject to the satisfaction of customary closing conditions as set forth in the Subscription Agreement (defined hereafter).

There is no placement agent’s fees and other offering expenses, which the fund will be used for general corporate purposes, including working capital.

The Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption provided under Section 4(a)(2) of the Securities Act, as transactions not involving a public offering, and Rule 506 promulgated thereunder.

The forms of the Subscription Agreement and the Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

On September 15, 2022, Harmony Energy Technologies Corp (the “Company”) entered into one Debt Settlement Agreement with one insider of the Company for an aggregate amount of US$54,000.00 (the “Insider Debt Settlement”), in consideration for the issuance of an aggregate of 540,000 Shares (deemed price of US$0.10 per Share). The par value of the common stock is $0.0001 per share.

The form of the Debt Settlement Agreement is filed as Exhibits 10.3.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02 Compensatory Arrangements of Certain officers.

On September 15, 2022, the Board of Directors of the Company to compensate one employee for his business management service, the Company issues 360,000 common stock of the Company as one time compensation, in lieu of cash consideration at a price of US$0.10 per share. The par value of the common stock is $0.0001 per share. The Company’s Board is of the view that this is an appropriate means of compensation, as well as an effective means of preserving the treasury.

Item 8.01. Other Events.

On September 16, 2022, the Company issued a press release announcing the Private Placement, Debt Settlement and Issuance of Stock Compensation. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit Number

10.1	Subscription Agreement
10.2	Warrants Certificates
10.3	Debt Settlement Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harmony Energy Technologies Corp

Date: September 16, 2022	By:	/s/ Nick Zeng
Nick Zeng
Chief Executive Officer